EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into Registration Statement File Nos. 333-12255, 333-58135, 033-93348 and 333-43047 of our report dated February 9, 1999, except for Note 17, as to which the date is March 16, 1999, of Sinclair Broadcast Group, Inc. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.



                                                         /s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
March 25, 1999